Exhibit 10.10

---------------------------

 Time/Warner Retail Sales
   & Marketing Logo

---------------------------
       A TimeWarner Company

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

Sports Illustrated Building, 135 West 50th Street, New York, New York 10020-1201

This agreement dated as of January 1, 2006 between Time/Warner Retail Sales & Marketing Inc. (formerly known as Warner Publisher Services Inc.), a New York corporation (herein called "Warner"), and Playboy Enterprises, Inc., a Delaware corporation (herein called "Publisher").

                                   WITNESSETH:

In consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

1.    Definitions

      As used in this agreement, the following terms shall have the following respective meanings:

      a. "Publication(s)" shall mean the English language United States edition of PLAYBOY Magazine, all PLAYBOY denominated magazine titles, including PLAYBOY Specials, PLAYBOY Presents, PLAYBOY Lingerie, PLAYBOY Private Collection and one-shots (as that term is generally understood in the publishing industry) and PLAYBOY newsstand version wall and desk calendars.

      b. "Territory" shall mean the United States, its territories and possessions and Canada.

      c. "Printer's Completion Notice" shall mean a notice delivered to Warner and executed by the traffic manger or shipping manager of the printer of each issue of the Publication(s) specifying the number of copies of the Publication(s) shipped in accordance with Warner's instructions.

      d. "Net Sales" shall mean, with respect to each issue of the Publication(s), the number of copies of the Publication(s) specified in each Printer's Completion Notice (as the same may be modified or amended by additional information furnished by the printer or Publisher) less the number of copies of that issue of the Publication(s) returned to Warner pursuant to the provisions of paragraph 8.

      e. "Cover Price" shall mean the suggested retail selling price of the Publication(s) (as specified by Publisher on the cover of each copy thereof), as the same may be increased or decreased by Publisher during the term of this agreement.

      f. "Warner's Commission" shall mean (1) for issues of PLAYBOY magazine with On-Sale Dates from January 1, 2006 through and including December 31, 2006 ("Year 1"), a sum equal to ***** of Cover Price per Net Sale copy, (2) for issues of PLAYBOY magazine with On-Sale Dates from January 1, 2007 through and including December 31, 2007 ("Year 2"), a sum equal to ***** of Cover Price per Net Sale copy,
            (3) for issues of PLAYBOY magazine with On-Sale Dates from January 1, 2008 through and including December 31, 2008 ("Year 3"), a sum equal to ***** of Cover Price per Net Sales copy, and (4) for all issues of Publications other than PLAYBOY magazine (including specials, one-shots and newly launched and acquired publications), a sum equal to ***** of Cover Price per Net Sales copy. Notwithstanding the foregoing or anything in this agreement to the contrary, in each of Year 1, Year 2 and Year 3, Warner's Commission for the five (5) issues of PLAYBOY magazine with the greatest Net Sales shall be equal to ***** of Cover price per Net Sale copy; provided that such additional Warner's Commission shall be determined as soon as final net Sales are determined during such year.

      g. Notwithstanding anything in this agreement to the contrary, in no event shall Warner's Commission for Year 1, Year 2 or Year 3 be less than ***** for such year; provided, however, that if the product of Net Sales multiplied by Cover Price for any such year is less than *****, then Warner's Commission for such year shall be limited to ***** of Cover Price per Net Sale copy.

      h. "Wholesaler Discount" shall mean the discount off the Cover Price set by Publisher at which Warner bills wholesalers for copies of the Publication(s).

      i. "Gross Billings" shall mean the Cover Price, less the Wholesaler Discount, multiplied by the number of copies of the Publication(s) specified on a Printer's Completion Notice and less Warner's Commission with respect to such number of copies.

      j. "Final Billings" shall mean the Cover Price, less the Wholesaler Discount, multiplied by the Net Sales and less Warner's Commission.

      k. "On-Sale Date" shall mean the date (designated by Publisher) on which each issue of the Publication(s) is to be placed for initial sale at retail outlets.

      l. "Off-Sale Date" shall mean the date (designated by Publisher) for recall of issues of the Publication(s) from sale at retail outlets.

      m. (i) "Term" shall mean the period commencing with the On-Sale Date of the February 2006 issue of PLAYBOY Magazine and shall continue thereafter for a period of three (3) years, terminating on the Off-Sale Date of the January 2009 issue of PLAYBOY Magazine, unless earlier terminated as hereinafter provided.

            (ii) Notwithstanding any termination of the Term, this agreement shall continue in full force and effect after the termination date for the purposes, and only for the purposes, of distributing the last issue of the Publication(s) and of handling and crediting returns of unsold copies and making payments, adjustments and credits, with respect to such termination date, until the same are completed, made and settled.

            (iii) Publisher  shall send Warner  written notice of termination at least forty-five (45) days prior to the end of the Term (the "Notice Date"). Warner shall have the right, upon the Notice Date, to suspend any further payments to Publisher relating to the Publication(s) in an amount not to exceed the total of (A) the "Overdraft" (as hereinafter defined) as reported on the last payment statement issued to Publisher pursuant to subparagraph 7.h prior to the Notice Date and (B) the Overdraft as calculated by Warner based upon the sales performance statement last issued to Publisher pursuant to subparagraph 7.g prior to the Notice Date. The total amount of the Overdrafts as calculated in accordance with (A) and (B) above, shall be recalculated for each payment and sales performance statement thereafter issued to Publisher until the parties are able to effect a final settlement hereunder, provided, however, the parties shall, in the event of such termination, effect final settlement hereunder not later than one hundred fifty (150) days after the Off-Sale Date of the last issue of PLAYBOY Magazine, flat or special, and not later than one hundred eighty (180) days after the Off-Sale Date of the last calendar distributed by Warner hereunder.

            (iv) Notwithstanding anything in this agreement to the contrary, Publisher may terminate this agreement on the On-Sale Date of the February 2007 issue of PLAYBOY Magazine, if Warner has materially breached any provision of Part I of Annex B ("Major Contract Commitments").

            (v) The termination provisions set forth in this subparagraph 1.m, including the settling of accounts and suspension of payments, shall be applicable to any termination of this agreement, including any termination pursuant to subparagraphs 14.b, 14.c and 24 hereof.

2.    Rights Granted

      a. Publisher hereby agrees to grant, and does hereby grant, to Warner for the Term of this agreement and throughout the Territory, the exclusive right to distribute the Publication(s).

      b.    The provisions of subparagraph 2.a shall not apply to:

            (i)   copies  of  the  Publication(s)   furnished  by  Publisher  to
                  subscribers or to Publisher's internal operations and other miscellaneous cash sales.

            (ii) Publications, whether in magazine or pamphlet form, prepared by Publisher for third parties and not distributed in the normal channels of the magazine distribution industry.

      c. Anything in this agreement to the contrary notwithstanding, Publisher shall have the right to service retailers with Publication(s), either directly or through national jobbers, wholesalers and jobbers, should Warner refuse to do so, subject to the following conditions:

            (i) For any new retailer account (retail stores not serviced by Warner's wholesale distributors), Publisher, to the extent it is not prohibited from doing so, shall supply Warner with a list of such accounts and shall allow Warner to submit a proposal to compete for such business on a competitive service and cost basis.

            (ii) If Publisher shall be unable to reach an agreement with Warner with respect to the servicing of any such new retailer accounts, Publisher shall not grant the right to service any such accounts to any third party on terms equal to or less favorable than those offered by Warner, and shall give Warner the opportunity to acquire said rights on the best terms offered to Publisher by any third party (such matching right to apply whether or not Warner submits a proposal as set forth in paragraph 2.c(i) above). Warner shall have two (2) business days after notice from Publisher to make a proposal which meets or exceeds such third-party terms. If Warner and Publisher agree that Warner shall acquire said rights, then any such account shall be serviced by Warner pursuant to the terms hereof, except as such terms may be expressly modified or replaced in a fully executed written amendment hereto. In the event that Warner cannot, does not or will not meet such third-party terms, Publisher may grant such rights to the third party, but in no event may Publisher grant such rights to *****, or a current subsidiary or current affiliate of any such companies, unless no other means of distribution are available.

            (iii) For retail  accounts that  wholesaler(s)  refuse to serve,  or retail accounts that refuse service from wholesaler(s), Publisher, if it chooses to award the service of such business, shall award such service on the same basis as set forth in subparagraphs 2.c(i) and 2.c(ii) above, except as provided otherwise in paragraph 23.

            (iv) Publisher shall not be obligated to maintain the publication of any of the Publication(s). Publisher shall have the sole discretion to determine the frequency of any of the Publication(s).

            (v) In the event Publisher decides to distribute PLAYBOY denominated non-magazine products through I.D. wholesalers, it will first negotiate with Warner for such rights. If within thirty (30) days after notice from Publisher that Publisher desires such distribution, Publisher and Warner have not concluded an agreement, it will be conclusively presumed that the parties cannot reach an agreement and Publisher will be free to pursue such distribution free from obligation or liability to Warner on the condition that if Publisher grants such distribution rights it will be on terms more favorable to Publisher than the terms offered by Warner.

3.    The Publisher Agrees

      a. That upon receipt from Warner of the lists of wholesale distributors to whom copies of the Publication(s) are to be shipped and the number of copies, Publisher shall cause to be shipped such designated number of copies in accordance with said lists and shall cause to be shipped as far enough in advance of the On-Sale Date of the respective issues of the Publication(s) as will enable distribution to and by wholesale distributors by the On-Sale Dates. Publisher shall pay all transportation charges relating to the shipment of the Publication(s) to wholesale distributors as aforesaid, provided that if Publisher shall so request, Warner shall advance such transportation charges, which transportation charges shall be recovered by Warner as provided in subparagraph 9.b(iv) hereof.

      b. That Warner may deduct from the payments due Publisher, as provided in subparagraph 9.b(ii) hereof, amounts attributable to any and all copies of the Publication(s) lost or damaged in shipment to wholesale distributors. Subject to the provisions of paragraph 16 hereof, all such loss or damage adjustments made by Warner for the benefit of said wholesale distributors shall be conclusive on the question of loss and/or damage, approved by Publisher and binding upon Publisher.

      c. That Warner shall allow wholesale distributors the privilege of returning all unsold copies of the Publication(s) and receiving credit at the rate charged therefor, in accordance with the terms, conditions and limitations of paragraph 8 hereof.

      d. That Warner shall be permitted to conduct periodic field audits of Publisher's customers on behalf of Publisher during the Term and that Warner shall be entitled to an audit fee for such services equal to ***** of all funds recovered by Warner on behalf of Publisher as a result of such audit (the "Audit Fee"). Publisher further agrees that Warner may deduct the Audit Fee from the payments due Publisher, as provided in subdivision 9(b)(vi) hereof.

      e. To follow Warner's "Terms for Access to Information Systems" attached as Annex A hereto.

      f. That if Warner incurs any expenses hereunder on behalf of Publisher or the Publications for retail display payments, rack charges, shortages, freight, reship allowances, or other handling charges, then Warner may recover, pursuant to subdivision 9(b)(vii) hereof, any or all such expenses from any advances and/or payments due or becoming due to Publisher, or, at its option, may require Publisher to reimburse Warner by check within 30 days following Warner's request therefor.

      g. To provide Warner, on a timely basis, with notice of all financial arrangements, whether written or oral, that Publisher agrees to with a wholesaler.

      h. To grant Warner a non-exclusive license to use any logo, trademark or trade name owned by Publisher for sales and marketing purposes pursuant to this agreement subject to Publisher's prior approval.

4.    Billings and Collections

      Publisher hereby grants and assigns to Warner a continuing security interest in and to all sums which may be paid or are payable to Warner by wholesalers or other parties as Gross Billings, Final Billings or otherwise in connection with the exercise by Warner of its rights pursuant to this agreement. Warner shall not be obligated to segregate any of the aforesaid sums from any of its other funds, or to pay any interest thereon to Publisher (other than as may be awarded to Publisher in the event of non-payment or late payment of such amounts by Warner), and Warner shall not be considered a trustee, pledgeholder or fiduciary of Publisher as to such collected funds.

5.    Retail Display Allowance

      a. Warner shall perform the work of receiving and collating information from retail magazine dealers and issuing payments on behalf of Publisher to them for amounts due to them under retail or checkout display allowance ("RDA") programs conducted by the Publisher in reference to the Publication(s) as previously authorized by Publisher in writing for each retail outlet. Such payment to such dealers for retail or checkout display allowances shall be charged to the Publisher's account and recovered and received by Warner as provided in subparagraph 9.b(iii) hereof. Warner will perform such services pursuant to the terms and conditions of the Publisher's RDA contracts on a timely basis and will make such payments to such dealers on not less than a calendar quarterly basis.

      b.    (i)   For the services to be performed  under  subparagraph  5.b and
                  Annex B  attached  hereto  and made a part  hereof,  Publisher agrees  to  pay  Warner  an  annual  fee  of  *****  for up to thirty-seven  (37)  issues  with an average  retailer  base of
                  ***** retailers per issue. In addition,  Warner is entitled to receive a pro rata  portion  of the  annual fee amount for any issue  and/or  retailer  in  excess of the  thirty-seven  (37)
                  issues and the retailer base of ***** retailers average per issue. Such annual fee shall be adjusted annually for an amount equal to ***** of the increase in the Consumer Price
                  Index for Urban New York and shall be paid to Warner in twelve
                  (12) equal monthly payments.

            (ii) As a result of Warner's performing auditing services of RDA claims, Warner is entitled to receive ***** of the total savings recovered by Warner on behalf of the Publisher from such audits.

      c. Publisher, on not less than four (4) months' prior written notice to Warner to the claim form mail date for the final RDA quarter to be administered by Warner, shall have the right to perform the work related to and to administer its RDA program or use the services of a third party to perform such work. In which case the payments to be made under subparagraph 5.b(i) will continue for four (4) months after mailing of the claim forms for the final Warner administered RDA quarter, but will in no event exceed eight (8) monthly payments after such notice.

6.    Credit to Wholesale Distributors

      a. Warner will bill Publisher's customers at the Cover Price of the Publications less the Wholesaler Discount.

      b. In the event Publisher's customers make deductions from payments to Warner for adjustments to Customer Discount or other special allowances not agreed to by the Publisher, Warner will notify Publisher of such adjustments and, if Publisher does not resolve the dispute with Publisher's customer within thirty (30) days of such notice, then Warner shall deduct from any payments to Publisher pursuant to subdivision 9(b)(v) hereof, the amount of such deductions. Warner shall use reasonable efforts to assist Publisher in Publisher's attempt to resolve such dispute(s) with Publisher's customer(s). Publisher may direct Warner to hold up or stop future shipments to the customer.

      c. Publisher agrees that Warner shall be entitled to make all decisions as to which customer to distribute the Publications to, and all credit and collection decisions with respect to wholesale distributors, including whether to stop or hold up shipment to delinquent or uncreditworthy accounts and, if practicable, to secure substitute accounts, except, in each case, if Publisher directs Warner otherwise as provided below. Warner shall bear any losses from uncollectible accounts and all collection expenses (collectively, the "Credit Risk"), except as provided below. If Warner determines, in its sole discretion, that a wholesale distributor(s) poses an unacceptable credit risk to Warner, Warner may provide notice to Publisher that Warner is no longer willing to accept the Credit Risk relating to Publications sent to such wholesaler distributor(s). If Publisher desires to continue shipping Publications to such wholesale distributor(s) and is willing to accept the Credit Risk associated therewith, then Publisher shall provide notice ordering Warner to continue shipping Publications to such wholesale distributor(s) and indicating that that Publisher shall accept the Credit Risk relating to Publications sent to such wholesaler distributor(s), and any such losses sustained by Warner shall be charged to Publisher's account and recovered by Warner as provided in subdivision 9(b)(v) hereof. Nothing herein contained, however, shall require Warner to institute any legal action or collection proceedings. Publisher agrees and acknowledges that Warner may, if there is a new or suitable substitute, recommend new or substitute accounts in place of or in addition to customers that Warner thinks are inadequate, an unacceptable credit risk, or irregular in payments. Publisher will adhere to Warner's recommendation to change customers.

      d. Publisher acknowledges that it has significant knowledge about the wholesale magazine distribution industry and its participants and that it is aware that many wholesale distributors are currently under significant financial pressure and may currently be, or in the near future become, credit risks. Publisher further acknowledges that, in the event Warner requests Publisher to stop or hold shipments as provided in subparagraph 8(c) hereof, there is a substantial probability that wholesale distributors affected may constitute a substantial percentage of wholesale distributors and there may not be appropriate substitute distributors.

7.    Warner Agrees

      a. To furnish shipping instructions and addressed labels to Publisher a reasonable time prior to the shipping date for distribution of the Publication(s).

      b. To bill and collect from wholesale distributors for Warner's own account and to designate wholesale distributors and other customers.

      c.    To pay to Publisher the sums specified in paragraph 9.

      d. To in good faith consult fully with Publisher's designated representative(s) with respect to the following, it being understood, however, that Publisher shall have the final decision with respect to such matters:

            (i) the number of copies of each issue of the Publication(s) to be printed;

            (ii) the number of copies of each issue of the Publication(s) to be allotted to each wholesale distributor;

            (iii) the advertising and promotion campaign for the Publication(s).

      e. To designate an employee as the "limited" exclusive Marketing Director or Marketing Manager for Publisher's Publication(s) and to designate such employee of Warner to work primarily on coordinating all distribution relating to Publisher's Publication(s); it being understood that such designated employee shall perform such services under Warner's direction and control, that the designation of such employee shall be in Warner's sole and absolute discretion, that Warner shall have the sole right to change the employee so designated and that such employee shall be subject to Publisher's reasonable right of approval.

            Additional activities for other Publishers or other projects shall be assigned under Warner's direction, control and discretion, but not to exceed more than twenty percent (20%) of such employee's total activities.

      f. To have Warner's field personnel monitor the sales performance of the Publication(s) by wholesale distributors.

      g. To render to Publisher a sales performance statement for each issue of the Publication(s) setting forth, in summary form, the issue date, On-Sale Date and Off-Sale Date, number of copies distributed, returns received, Net Sales (in both numerical and percentage terms) and the sales trend of the Publication(s) by comparing, in numerical form, the Net Sales of the issue of the Publication(s) for which such statement is being rendered versus that of the one prior issue and the issue of one year previous.

      h. To render to Publisher a payment statement for each issue of the Publication(s) setting forth, in summary form, the appropriate calculations pursuant to this agreement.

      i. Unless modified by Warner's marketing plan as agreed to by Publisher, to make annual marketing calls on not less than ***** retailer chains. Results of these marketing calls will be reported to Publisher within fourteen days (14) days of the time the calls are made.

      j. That neither Warner nor any person, firm or corporation controlling, controlled by or under common control with Warner, shall, during the Term hereof, distribute the publication entitled *****

      k. That Warner shall endeavor to require its wholesalers to promptly notify Warner of any censorship claims regarding the Publication(s) and Warner agrees to promptly so notify Publisher of such censorship claims.

      l. To use all reasonable efforts to perform the specific distribution services set forth in subparagraphs 7.i and 7.k above and the Circulation Commitments attached as Annex B hereto and made a part hereof, some of which services have already been implemented. Upon Warner's receipt of a written notice by Publisher of Warner's failure to adhere to a particular obligation set forth in subparagraphs 7.i and 7.k above or Annex B hereto, Warner shall promptly commence the cure of any such failure and shall complete such cure in accordance with a mutually agreed upon timetable. Neither any failure by Warner that is cured in accordance with the preceding sentence, nor any such failure by Warner with respect to which Publisher does not send Warner a written notice, shall be considered a material breach of this agreement. Nothing in this paragraph 7.1 shall be deemed to affect Publisher's rights under paragraph 1.m(iv) of this agreement.

8.    Returns

      a. In determining the sums payable to Publisher, Warner shall be entitled to deduct returns of each issue of the Publication(s) shipped to Warner from wholesalers located in the United States of America and the Dominion of Canada at any time within one hundred twenty (120) days of the Off-Sale Date of each Publication(s), but as to the last issue of the Publication(s) distributed pursuant to this agreement, or any one-shots or special issues which may hereafter be published by Publisher and distributed by Warner, Warner may accept returns shipped at any time within one hundred fifty (150) days of the Off-Sale Date of such issues of the Publication(s). The aforesaid one hundred twenty (120) and one hundred fifty (150) day periods shall be subject to extension, if agreed to by Publisher in advance, by reason of delay or delays in mail delivery, "acts of God" or any other cause beyond the reasonable control of Warner and shall also be subject to extension if Publisher shall consent in writing to such extension.

      b. Accordingly, in the event Warner shall receive returns of any issue of the Publication(s) after final payment of such issue has been determined and paid pursuant to subparagraph 9.b hereof, Warner shall be entitled to deduct such return at the rate charged therefor from any remittance due Publisher for any later issues (if any) of the Publication(s) or, if after termination of this agreement, the Publisher shall make prompt payment to Warner upon receipt of Warner's statement regarding such returns. It is the intent and agreement of the parties that returns of a prior issue can be deducted from payments made by Warner to Publisher, but only if such returns are received by Warner within one hundred fifty (150) days of the Off-Sale Dates of the Publication(s) for which such deductions are made.

      c. Warner may accept returns of unsold copies of the Publication(s) by means of front covers, headings, affidavits or electronic notification in form satisfactory to Warner. If Publisher shall request, in writing, full copy returns, Warner shall use its reasonable efforts to obtain same and, in such case, Publisher agrees to pay for return transportation and such handling charges as are required, provided that if Warner shall be unable to obtain such full copy returns from any wholesaler or other customer, Publisher shall have the right to require Warner to stop or hold up shipments of the Publication(s) and subject to paragraph 16 hereof, same shall be accepted by Publisher as conclusive evidence thereof and Warner is hereby authorized at its sole cost and expense to destroy any and all front covers or headings representing such returns.

9.    Payment to Publisher

In consideration of the rights granted to Warner by Publisher hereunder and in consideration of Publisher's warranties and representations, Warner shall make payment to Publisher of the following:

      a.    (i)   As an  advance  against  any and all  sums  which  may  become payable to Publisher pursuant to subparagraph 9.b with respect to each  issue of each  Publication,  except,  as set forth in subparagraph  9.a(ii)  below,  an amount equal to ***** of the estimated  Net  Sales of the  average  of the last  three  (3)
                  issues of such Publication for which Final Billings have been determined, payable not later than thirty (30) days after the On-Sale Date of the issue and upon receipt by Warner of the Printer's Completion Notice. For the final issue of PLAYBOY
                  Magazine on sale in each year, the advance shall be payable not later than the last business day of the year of the On-Sale Date of the issue. Warner may also withhold an amount equal to the actual charges of the last three (3) net issues for which Final Billings have been determined, for the items in subsections 9.b(ii) through 9.b(viii) below.

            (ii) As an advance against any and all sums which may become payable to Publisher pursuant to subparagraph 9.b with respect to any particular issue of the Publication(s) for which there is a substantial increase in both the print run and the projected Net Sales, an amount to be mutually agreed upon by Warner and Publisher, payable at a mutually agreed-upon time.

      b. An amount equal to ***** of Warner's estimate of Final Billings (which estimate of Final Billings shall not project estimated returns or other charges for the period sixty (60) to one hundred twenty (120) days after the Off-Sale Date of the Publication(s)) not later than sixty (60) days from and after the Off-Sale Date of that issue of the Publication(s) after Warner shall have deducted and retained from such Final Billings (to the extent that such amounts have not previously been deducted and retained by Warner) an amount equal to:

            (i) All sums advanced to Publisher pursuant to subparagraph 9.a above;

            (ii) All loss and damage adjustments made by Warner pursuant to subparagraph 3.c. above;

            (iii) All amounts  allowed as retail display  allowances and related administrative fees pursuant to paragraph 5.b above, if applicable;

            (iv) All transportation charges advanced by Warner pursuant to subparagraph 3.a above;

            (v) All uncollectible amounts and other items properly chargeable to Publisher referred to in paragraph 6 above;

            (vi)  The Audit Fee pursuant to paragraph 3.d. above;

            (vii) The  following  special  allowances  which may be  granted  by
                  Warner:

                  (1) With respect to Reshipping Wholesaler Agencies (defined as those wholesalers who deliver Publisher's Publication(s) to retailers via mail or common carrier):

                        (A) there will be a charge o ***** per cwt. on all second-class and non-second class entry magazines delivered via common carrier to retailers for U.S. and Canada Reshipping Wholesaler Agencies;

                        (B) there will be a charge of ***** per cwt. on all second-class entry magazines delivered by mail for U.S. and Canada Reshipping Wholesaler Agencies.

                        The charges referred to in subdivision 1) and 2) above are subject to change only with Publisher's prior written approval.

                        Publisher shall have the right to approve any Wholesaler Agency defined as a Reshipping Wholesaler Agency for Publisher's Publication(s) prior to any charges being incurred by Publisher. Warner will document all reshipping charges by publication issue and Reshipping Wholesaler Agency. Warner agrees to monitor the accuracy of Reshipping Wholesaler Agency claims by auditing each claiming Reshipping Wholesaler Agency's records not less than every six (6) months. All reshipping charges determined by such audit to be inaccurate will be adjusted within thirty (30) days of the audit. Such adjustments may be waived only with Publisher's prior written approval.

                  (2) A charge of ***** USD will be made if any analysis of circulation by population for the Publication(s) is requested and required for the Audit Bureau of Circulation report. No charge will be made for the State Circulation analyses, which are customarily made twice a year for the Publication(s).

            (viii) All other proper  charges,  payments or other  reimbursements due Warner pursuant to the terms of this agreement, including all returns and other charges of the Publication(s) not charged to Publisher's account at the time of the payment specified in this paragraph 9.b is made, shall be charged against any subsequent payment pursuant to this paragraph 9.b; provided, however, that without Publisher's prior approval no such charges may be deducted from any payment made more than one hundred twenty (120) days after the Off-Sale Date of the issue to which the charges relate.

10.   New Titles

      In the event that during the Term hereof Publisher enters into any third-party agreements for non-PLAYBOY denominated English language publications, or Publisher itself publishes such a publication, then such publication(s) shall be included under the terms and conditions of this agreement, provided that Publisher has the right to so include the publication(s) in question. Warner's Commission on such publications will be a sum equal to ***** of the U.S. cover price of all Net Sales.

11.   Cross-Collateralization/Overdrafts

      The estimated Final Billings of each issue of all Publication(s) distributed by Warner pursuant to this agreement shall be treated as a unit, it being the intention hereof that if the total of the advance payments made by Warner pursuant to subparagraph 9.a with respect to any Publication(s) and the deductible distribution expenses incurred by Warner pursuant to subdivisions (ii) through (viii) of subparagraph 9.b with respect to any issue of such Publication(s) shall exceed the Estimated
      Final Billings for the same issue of that Publication(s) (the "Overdraft"), the Overdraft may be deducted by Warner from any advance and/or payment of Final Billings which Warner may be required to make on any succeeding issue or issues of the same Publication(s), or any other Publication(s), the distribution rights to which have been granted to Warner by Publisher under this agreement between Warner and Publisher, or shall be refunded or paid by Publisher immediately upon demand.

12.   Publisher's Warranties; Indemnity

      a. Publisher represents and warrants that the rights herein granted to Warner have not been granted to any other person, firm or corporation; that it has the right and authority to enter into this agreement and to perform the obligations hereunder to be performed by Publisher; and that to the best of Publisher's knowledge, there are no suits or proceedings pending or threatened against or affecting Publisher which, if adversely determined, would impair the rights granted to Warner.

      b. Publisher will indemnify and hold harmless Warner and its officers, agents or representatives and its wholesalers and retailers from and against any damages, costs, expenses, judgments, settlements, penalties, liabilities or losses of any kind or nature (excluding consequential damages, but including reasonable attorneys' fees) resulting from any claim, cause of action, suit or other proceedings, arising out of (i) claims of copyright or trademark infringement, libel, obscenity, violations of rights of privacy, publicity or other proprietary rights in the title, contents or any printed matter of the Publication(s), including, but not limited to, advertisements, pictures, photographs, cartoons, caricatures, either on the cover or in the text thereof, (ii) the breach or alleged breach of any of the foregoing representations or warranties or
            (iii) any act or omission or commission of Publisher pursuant to this agreement. If any such suit, proceeding, claim or demand is brought or made against Warner, Publisher shall undertake the defense thereof at its expense, provided that if Publisher shall fail so to do, Warner shall undertake the defense thereof at Publisher's expense.

      c. Warner represents and warrants that it has the right and authority to enter into this agreement and to perform the obligations hereunder to be performed by Warner; and that to the best of Warner's knowledge, there are no suits or proceedings pending or threatened against or affecting Warner which, if adversely determined, would impair the services herein to be provided to Publisher.

      d. Warner will indemnify and hold harmless Publisher and its officers, directors, agents or employees from and against any damages, costs, expenses, judgments, settlements, penalties, liabilities or losses of any kind or nature (excluding consequential damages, but including reasonable attorneys' fees) resulting from any claim, cause of action, suit or other proceedings, arising out of (i) the breach or alleged breach of any of the foregoing representations or warranties or (ii) any act or omission or commission of Warner pursuant to this agreement. If any such suit, proceeding, claim or demand is brought or made against Publisher, Warner shall undertake the defense thereof at its expense, provided that if Warner shall fail so to do, Publisher shall undertake the defense thereof at Warner's expense.

      e. Anything in this paragraph 12 to the contrary notwithstanding, neither party shall be liable to the other party for any such indemnification unless the party seeking indemnification has notified the other party of said claim, action, proceeding or demand as soon as practicable upon receipt of knowledge of same and afforded the other party the opportunity to defend or participate in the defense of said claim, action, proceeding or demand, and further, that no settlement or payment of any claim, action, proceeding or demand shall be binding on the indemnifying party unless prior approval and consent is obtained from the indemnifying party, which said consent will not be unreasonably withheld. Each of the parties agrees to cooperate with the other in the defense of any said claim, action, proceeding or demand.

13.   Wholesaler/Customer Bankruptcy--Computation of Net Sales

      In the event that a designated wholesale distributor or other customer to which Warner distributes the Publication(s) on Publisher's behalf shall take advantage of any federal or state insolvency laws for relief of debtors, including reorganization, or shall cease its business operation with the effect that such wholesale distributor or other customer shall not return its unsold copies of the Publication(s), Warner shall use the records of Net Sales obtained from the wholesaler or customer when available or Warner shall use the average percent of Net Sales of the Publication(s) as reported by such wholesale distributor or customer for the twelve (12) months (or such lesser period if applicable) prior to those months for which such wholesale distributor or customer shall not return unsold copies of the Publication(s) shipped to such wholesale distributor or customer for said months.

14.   Assignment

      a. This agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no assignment of this agreement, voluntary or by operation of law, shall be binding upon either of the parties hereto without the prior written consent of the other, which consent shall not be unreasonably withheld, unless it is an assignment to a parent, subsidiary, affiliate, or as part of the sale or transfer of all or substantially all of such party's assets. Notwithstanding this, Publisher may sell, assign, transfer or otherwise dispose of its interest in any Publication or any trademark(s) associated therewith to any third party (whether by means of a sale of assets or equity) if such third party agrees in writing to assume and be bound by all the terms and conditions of this agreement to be performed by Publisher and prior to such sale, assignment, transfer or other disposition Publisher reimburses Warner the full amount of any indebtedness owed by Publisher to Warner.

      b. Notwithstanding the above, Publisher shall have the right, upon one hundred twenty (120) days' written notice to Warner, to terminate this agreement subject to the provisions of subparagraph 1.m above, in the event of a sale or transfer (by merger or otherwise) of:

            (i) any portion of the stock of Warner to the business entity that publishes or distributes ***** or anyone holding a direct or indirect equity interest in such business entity; or

            (ii) all or substantially all of the assets of Warner or more than fifty percent (50%) of the stock of Warner to a third party whose relationship to Warner immediately prior to such sale or transfer is other than that of a parent, subsidiary, affiliated or related company. If Publisher does not elect to terminate this agreement, the new owners of Warner shall assume this agreement and carry out all of its terms and provisions.

      c. Notwithstanding subparagraphs 14.a and b above, Publisher shall have the right to terminate this agreement if:

            (i)   Warner's  business  operations and  organization  is acquired,
                  merged   or   otherwise   combined   with   another   national
                  distributor; or

            (ii) Warner combines its "back room" functions (e.g., billing, collections, RDA processing, data processing) with another national distributor.

            Warner shall notify Publisher not less than thirty (30) days prior to the effective date of (i) or (ii) above. Publisher may terminate this agreement at any time within the six (6) month period after the ninety (90) days immediately following the effective date of (i) or
            (ii) above. The effective date of such termination will be the Off-Sale Date of that issue of PLAYBOY Magazine closest to ninety
            (90) days following the date of such notification by Publisher.

15.   Notices

      All notices which either party hereto is required or may desire to give to the other shall be in writing and sent to the address hereinafter in this paragraph set forth, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph.

      Any notice sent by facsimile shall be deemed received on the date that is set forth on the confirmation of receipt obtained by the sender, unless within two (2) business days thereafter the recipient shall have sent to the sender notice that the facsimile was illegible, in which event the facsimile shall not be deemed received until the facsimile has been resent and a new confirmation of receipt has been received by the sender. Any notice sent by registered mail, return receipt requested, DHL, or other similar express mail courier, shall be deemed conclusively to have been given when actually received or refused or upon notification of non-deliverability by the postal authorities, as the case may be.

To Warner:                                     To Publisher:

Time/Warner Retail Sales & Marketing Inc.      Playboy Enterprises, Inc.
Attention: President                           Attention: Senior Vice President
Sports Illustrated Building                    and General Manager
135 West 50th Street, 7th Floor                Publishing Division
New York, NY 10020                             680 North Lake Shore Drive
                                               Chicago, IL 60611

With a copy to:                                With a copy to:

Time Inc.                                      Playboy Enterprises, Inc.
Attention: General Counsel                     Attention: General Counsel
Sports Illustrated Building                    680 North Lake Shore Drive
135 West 50th Street, 7th Floor                Chicago, IL 60611
New York, NY 10020

16.   Audit Rights

      Publisher may, at its own expense, audit the books and records of Warner relative to the distribution of the Publication(s) pursuant to this agreement at the place where Warner maintains such books and records in order to verify statements rendered to Publisher hereunder. Any such audit shall be conducted by a reputable public accountant or Publisher's accountant during reasonable business hours in such manner as not to interfere with Warner's normal business activities. A true copy of all reports made by Publisher's accountant shall be delivered to Warner at the same time as such respective reports are delivered to Publisher by said accountant. In no event shall audits be made hereunder more frequently than twice annually.

17.   LIMITATION OF LIABILITY

      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, INDIRECT, CIRCUMSTANTIAL, OR INCIDENTAL DAMAGES OF ANY KIND. IN NO EVENT SHALL THE LIABILITY OF WARNER HEREUNDER TO PUBLISHER FOR ANY REASON EXCEED WARNER'S COMMISSION FOR THE PRECEDING TWELVE (12) MONTH PERIOD (OR SUCH LESSER PERIOD IF LESS THAN TWELVE (12) MONTHS OF THE ORIGINAL TERM OF THIS AGREEMENT HAS LAPSED); PROVIDED, HOWEVER, THAT THIS LIMITATION OF LIABILITY SHALL NOT IN ANY WAY LIMIT WARNER'S LIABILITY TO THE EXTENT THAT THE LIABILITY IS CAUSED BY WARNER'S WILLFUL MISCONDUCT. PUBLISHER'S LIABILITY TO WARNER IS LIMITED IN THE SAME MANNER AS DESCRIBED HEREIN.

18.   Integration; Waiver; Modification

      This agreement, including Annexes A and B sets forth the full understanding of the parties and supersedes all earlier understandings and agreements with respect to the subject matter hereof. No waiver, modification or cancellation of any term or condition of this agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein.

19.   No Partnership, Etc.

      This agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Warner and Publisher. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, nor nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

20.   Force Majeure

      Neither party shall be liable to the other for the failure to fulfill their obligations hereunder due to reasons beyond their control, including, by way of example, governmental restrictions, strikes, war, invasions, civil riot, breakdown of market distribution facilities or shortages of labor or material. If any such force majeure event shall prohibit either party from publishing or distributing (as the case may be) six (6) consecutive issues of the Publication(s), either party shall have the right to terminate this agreement upon ten (10) business days' written notice, which notice shall be in accordance with paragraph 15.

21.   Headings

      The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

22.   Governing Law

      This agreement shall be interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and entirely performed therein.

23.   Arbitration

      Any controversy or claim arising out of or relating to this agreement, or any breach of it, shall be settled by arbitration pursuant to the American Arbitration Association's ("AAA") Commercial Arbitration Rules then in effect, as modified hereby. All proceedings relating to such arbitration shall be held in New York, New York. The parties hereby irrevocably consent to the exclusive jurisdiction and venue of the courts situated in the state and county of New York (federal and state) and consent that judgment upon the award rendered by the Arbitrator(s) shall be entered in such court.

24.   Wholesaler Relationships

      a. If Warner decides to change a wholesaler with which it currently has a distribution relationship and at least ***** of the retail stores that sell the Publication(s) in the affected area (the "Affected Stores") refuse to be serviced by the new wholesaler and such refusal continues for longer than sixty (60) days following the change in wholesaler, then within ten (10) days following the end of such sixty (60) day period Warner shall submit to Publisher a proposal to compete for the business of the Affected Stores on a competitive service and cost basis.

      b. If Publisher shall be unable to reach an agreement with Warner with respect to the servicing of the Affected Stores, then Publisher shall not grant the right to service the Affected Stores to any third party on terms equal to or less favorable than those offered by Warner, and shall give Warner the opportunity to acquire said rights on the best terms offered to Publisher by any third party (such matching right to apply whether or not Warner submits a proposal as set forth in paragraph 23.a above). If Warner and Publisher agree that Warner shall acquire said rights, then the Affected Stores shall be serviced by Warner pursuant to the terms hereof, except as such terms may be appropriately modified or replaced in a fully executed written amendment hereto. In no event may Publisher grant such rights to *****, or to a current subsidiary or current affiliate of any of such companies..

25.   Defaults and Right to Cure

      If either party shall violate any of its obligations or warranties under the terms of this agreement, the other party shall have the right and option, but not the duty, to terminate this agreement upon not less than ninety (90) days' prior written notice; but no neglect or failure to serve such notice shall be deemed to be a waiver of any breach of any covenant or stipulation under this agreement. Such termination of this agreement shall become effective unless the violation complained of shall be completely remedied to the satisfaction of such other party within such ninety (90) day period. Nothing in the preceding sentence shall be deemed to affect Publisher's rights under paragraph 1.m(iv) of this agreement. If the violation complained of shall be of a kind that a remedy or cure cannot effectively restore the prior circumstances, then this agreement, at the option of such other party, shall terminate forthwith upon service of such notice without any period of grace as aforesaid. The termination of this agreement shall be without prejudice to any rights that such other party may otherwise have against the defaulting party under this agreement or under law.

26.   Bankruptcy

      If either party shall be adjudicated a bankrupt, shall make any assignment for the benefit of creditors, shall institute proceedings for voluntary bankruptcy, shall apply for or consent to the appointment of a receiver, or if an order shall be entered approving a petition seeking its reorganization or appointing a receiver of it or its property, then upon the happening of any one or more of such events, the other party to this agreement shall have the right to terminate this agreement by giving written notice of its intention to do so. Any termination of this agreement pursuant to this paragraph 25 shall not release either party from any obligation hereunder due and owing to the other party up to the date of such termination.

27.   Confidentiality

      a. Publisher and Warner agree to treat this agreement as proprietary information and each agrees not to reveal any of the terms hereof to any third party, for any purpose, without the prior written approval of the other party, except that each party may disclose this agreement to outside accountants performing auditing services for such party or except to the extent required by law. Publisher and Warner each agree that, after the date hereof, they will take whatever steps they deem necessary to carry out the intent of this paragraph.

      b. Any confidential or proprietary information obtained by either party from the other in connection with the furnishing of services pursuant to this agreement shall be kept confidential and shall not be disclosed to any third party without the prior written approval of the other party, except to the extent required by law.

TIME/WARNER RETAIL SALES & MARKETING INC.

By        /s/ Robert J. Bedor
          -------------------
Its EVP   Robert J. Bedor


PLAYBOY ENTERPRISES, INC.

By       /s/ Larry Djerf.
         -------------------
Its V.P. Larry Djerf

                                     Annex A

                          Attached to and made apart of
                      Agreement dated as of January 1, 2006
                                     between
              Time/Warner Retail Sales & Marketing Inc. ("Warner")
                                       and
                     Playboy Enterprises, Inc. ("Publisher")

               Warner's "Terms For Access to Information Systems"

Publisher's access to and use of Time/Warner Retail Sales & Marketing Inc.'s ("Warner") information systems and data is subject to the following terms and conditions:

1.    Confidentiality.

      (a) The information obtained from Warner's information systems (other than information concerning Publisher's own publications) and data, and the software, access codes and other devices and materials provided by Warner to Publisher to access such systems and data (collectively, the "Confidential Information") contain confidential business terms, are otherwise confidential to Warner, and the disclosure thereof would be damaging to Warner.

      (b) Any Confidential Information disclosed or provided to Publisher, or any of its employees, directors, officers, affiliates, agents or other representatives (collectively, the "Representatives") (i) shall be kept confidential by Publisher and its Representatives,
            (ii) shall not, without Warner's prior written consent (unless such disclosure is required by applicable law or regulation and the procedures set forth in clause 1(f) below are followed), be disclosed, in whole or in part, by Publisher or its Representatives to any person or entity except as set forth in clause 1(c) below, and (iii) shall be used by Publisher and its Representatives solely to monitor and analyze key performance metrics and review general information pertinent to the magazine category.

      (c) Publisher shall allow access to the information systems and disclose the Confidential Information only to such of its Representatives who need to know the Confidential Information for the sole purpose of monitoring and analyzing key performance metrics and who are informed by Publisher of the confidential nature of the Confidential Information. In any event, Publisher shall be responsible for any breach of these Confidential Information provisions by Publisher or its Representatives.

      (d) Except as permitted pursuant to clause l(f) below, without Warner's prior written consent, Publisher and its Representatives will not disclose to any other person the fact that it or they have access to Warner's information systems or that the Confidential Information has been made available.


                                    Annex A-1

      (e) Neither Warner nor any of its Representatives make any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information. Publisher agrees that neither Warner nor any of its Representatives shall have any liability to Publisher or to any of its Representatives or any other person relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.

      (f) If Publisher or any of its Representatives becomes legally compelled, in the written opinion of its counsel, to disclose any of the Confidential Information, Publisher shall immediately provide Warner with written notice thereof so that Warner may seek a protective order or other appropriate remedy and/or waive compliance with the applicable provisions of this agreement. If such protective order or other remedy is not obtained, or Warner waives compliance with the applicable provisions hereunder, Publisher or its Representative(s), as the case may be, shall disclose only that portion of the Confidential Information which it is advised in writing by counsel is legally required to be disclosed and will cooperate with Warner to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal or other entity.

2.    Systems and Data to Be Accessed.

      Publisher is authorized to access only the Web-based Data Portal, with access to Publisher's draw/sale data, display quality index (DQI), rack data, RDA data, field force automation data, Warner MIS system data, POS data, competitive share of market data, MSA data (for mutually contracted wholesalers), and any additional information mutually agreed upon in writing, between the publisher and Warner. Neither Publisher nor any of its Representatives shall attempt to access any other systems, data or functions in Warner's information systems.

3.    Person Authorized to Access Systems and Data.

      (a)   Only  those   individuals  of  Publisher  and  its   Representatives
            specifically authorized in writing by Warner to access the systems and data may do so.

      (b) If Publisher or any of its Representatives who is granted access to Warner's information systems or data (i) ceases to be a Representative of Publisher, or (ii) misplaces, loses or otherwise fails to maintain possession of its computer, software or access data or device, or any of the Confidential Information, Publisher will immediately notify the Warner Publisher Services Help Desk at
            (212) 522-1681.

4.    Security.

      (a) Publisher will access the systems and data in accordance with Warner's instructions and requirements concerning data security, as amended from time to time by Warner.

      (b) In order to ensure protection of the systems and data, Publisher shall implement and maintain appropriate security measures including technical, physical, and organizational controls to ensure the confidentiality and integrity of the systems and data.


                                    Annex A-2

      (c) Publisher will immediately report any suspected or confirmed security incident involving the systems or data to Warner's Director of Information Security by calling the Time Inc. Network Operations Center at (212) 522-7777 or another number specified by Warner.

      (d) On an ongoing basis from time to time and upon reasonable notice to Publisher, Warner shall be entitled to perform, or to have performed, an information security review and audit on Publisher's access and use of Warner's information systems, as coordinated by Warner's Director of Information Security. Publisher shall implement any required controls as identified by such information security review and shall institute appropriate escalation procedures in order to enable an appropriate response in the event of a security incident.

      (e) Publisher has standard security procedures in place and it will provide a copy of such procedures to all Representatives who are granted access to Warner's information systems.

      (f) Neither Publisher nor any of its Representatives who are granted access to the information systems shall use software that is (i) not owned or validly licensed by such party, (ii) in violation of third-party rights, including but not limited to copyrights, or
            (iii) illegal.

      (g) Neither Publisher nor any of its Representatives who are granted access to the information systems shall attempt to scan Warner's network or run any other diagnostic tools against any system on Warner's network without the prior written approval of Warner's Senior Director of Information Services.

      (h) Publisher acknowledges that its access to and use of Warner's information systems are subject to monitor by Warner and Warner's policies of use (as same may be modified from time to time).

      (i) Both Publisher and all of its Representatives who are granted access to the information systems shall have current anti-virus software installed on their computers.

      (j)   Warner will maintain current anti-virus software on its system.

5.    Default.

      Warner may immediately terminate Publisher's authorization to access and use Warner's systems and data if Publisher fails to comply with any of the terms hereof.


                                    Annex A-3

                                     Annex B

                          Attached to and Made Part of
                  Agreement Dated as of January 1, 2006 between
              Time/Warner Retail Sales & Marketing Inc. ("Warner")
                                       and
                        Playboy Enterprises, Inc. ("PET")

                             Circulation Action Plan

o *****


                                    Annex B-4